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                                                                     Exhibit (s)

                               POWER OF ATTORNEY
                               -----------------


          KNOW ALL MEN BY THESE PRESENTS, that the undersigned Directors and/or Officers of Pacholder High Yield Fund, Inc. (the "Fund") do hereby constitute and appoint William J. Morgan, James P. Shanahan, Jr., James E. Gibson and Alan
C. Porter, and each of them severally, our true and lawful attorneys-in-fact and agents, for us and in our names, place and stead, in any and all appropriate capacities, to sign the registration statement of the Fund on Form N-2 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any and all pre-effective amendments, post-effective amendments or other amendments thereto, and any and all other documents required to be filed with any regulatory authority, federal or state, relating to the registration of the Fund, its shares of capital stock or rights to subscribe for such shares, without limitation, granting unto said attorneys-in-fact, and each of them severally, full power and authority to do or cause to be done each and every act and thing requisite and necessary in and about the premises in order to effectuate the same as fully to all intents and purposes as they might or could do if personally present, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said attorneys-in-fact, or any of them, would have if acting personally, and hereby ratifying and confirming all that said attorneys-in-fact, or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned have hereunto set their hands on this 2nd day of February, 2001.



  /s/ William J. Morgan
-----------------------------
                                                William J. Morgan

  /s/ John F. Williamson
-----------------------------
                                                John F.Williamson

  /s/ George D. Woodard
-----------------------------
                                                George D. Woodard

  /s/ Daniel A. Grant
-----------------------------
                                                Daniel A. Grant

  /s/ James E. Gibson
-----------------------------
                                                James E. Gibson

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